Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Anshu Bhatnagar., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of RealBiz Media Group, Inc. on Form 10-Q for the period ended January 31, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of RealBiz Media Group, Inc.

Date: March 22, 2017

By:	/s/ Anshu Bhatnagar
Name:	Anshu Bhatnagar
Title:	Chief Executive Officer

I, Mark B. Lucky, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of RealBiz Media Group, Inc. on Form 10-Q for the period ended January 31, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of RealBiz Media Group, Inc.

Date: March 22, 2017

By:	/s/ Mark B. Lucky
Name:	Mark B. Lucky
Title:	Chief Financial Officer